As filed with the Securities and Exchange Commission on October 22, 2004

Registration No. 333-117447

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUICKSILVER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2756163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 West Rosedale Street, Fort Worth, Texas 76104

(817) 665-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn Darden

777 West Rosedale Street, Fort Worth, Texas 76104

(817) 665-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Dean A. Tetirick

Cantey & Hanger, L.L.P.

2100 Burnett Plaza, 801 Cherry Street, Fort Worth, Texas 76102

(817) 877-2883

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

We are filing this post-effective amendment for the sole purpose of amending this registration statement to correct typographical errors contained in the awareness letter of our independent auditors. Such letter was previously filed as an exhibit to this registration statement on August 31, 2004. This amendment is not intended to amend any other part of this registration statement, and all other disclosure is unchanged.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee	$40,301
Fees and expenses of accountants	$60,000
Fees and expenses of legal counsel	$60,000
Fees and expenses of transfer agent and registrar	$15,000
NYSE listing fees and expenses	$15,000
Printing and engraving expenses	$10,000
Miscellaneous expenses	$5,000

Total	$205,301

Item 15.	Indemnification of Directors and Officers.

We are incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our restated certificate of incorporation and bylaws permit indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to our restated certificate of incorporation and bylaws.

Additionally, we have acquired directors and officers insurance in the amount of $10,000,000, which includes coverage for liability under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation contains such a provision.

The above discussion of our restated certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, bylaws and statutes.

Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this registration statement will provide for indemnification.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Securities Exchange Act of 1934, as amended, as indicated in parentheses:

Exhibit Number		Exhibits

1.1	*	Form of Underwriting Agreement.

3.1		Second Restated Certificate of Incorporation of Quicksilver Resources Inc. (filed as Exhibit 3.1 to the Company’s Form 8-K, filed August 30, 2004 and included herein by reference).

3.2		Bylaws of Quicksilver Resources Inc. (filed as Exhibit 4.2 to the Company’s Form S-4 File No. 333-66709, filed November 3, 1998 and included herein by reference).

3.3		Amendment to the Bylaws of Quicksilver Resources Inc. adopted on November 30, 1999 (filed as Exhibit 3.4 to the Company’s Form 10-K filed March 27, 2001 and included herein by reference).

3.4		Amendment to the Bylaws of Quicksilver Resources Inc., adopted June 5, 2001 (filed as Exhibit 3.2 to the Company’s Form 10-Q filed August 14, 2001 and included herein by reference).

3.5		Amendment to the Bylaws of Quicksilver Resources Inc., adopted March 11, 2003 (filed as Exhibit 3.8 to the Company’s Form 10-K filed March 26, 2003 and included herein by reference).

4.1		Rights Agreement, dated as of March 11, 2003, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to the Company’s Form 8-A filed March 14, 2003 and included herein by reference).

4.2		Note Purchase Agreement, dated June 27, 2003, between the Company and the Purchasers identified therein (filed as Exhibit 4.2 to the Company’s Form 10-Q filed August 14, 2003 and included herein by reference).

4.3		First Amendment to Note Purchase Agreement, dated as of January 30, 2004, between the Company and the Purchasers identified therein (filed as Exhibit 4.3 to the Company’s Form 10-Q filed May 7, 2004 and included herein by reference).

4.4		Second Amendment to Note Purchase Agreement, dated as of July 28, 2004, among Quicksilver Resources Inc., certain of its subsidiaries listed therein, BNP Paribas, Collateral Agent, and the Purchasers identified therein (filed as Exhibit 4.1 to the Company’s Form 10-Q filed August 6, 2004 and included herein by reference).

4.5	*	Form of Deposit Agreement, including form of Depositary Receipt.

4.6	*	Form of Common Stock Warrant Agreement.

4.7	*	Form of Preferred Stock Warrant Agreement.

5.1	**	Opinion of Cantey & Hanger, L.L.P. as to the legality of the securities being registered.

12.1	**	Statement of Computation of Ratios to Combined Fixed Charges and Preferred Dividends.

15.1	***	Awareness Letter of Deloitte & Touche LLP.

23.1	**	Consent of Deloitte & Touche LLP.

23.2		Consent of Cantey & Hanger, L.L.P. (included in Exhibit 5.1).

23.3	**	Consent of Schlumberger Data and Consulting Services.

23.4	**	Consent of Netherland Sewell & Associates, Inc.

24.1	**	Powers of Attorney.

*To be filed by amendment or as an exhibit to a current report on Form 8-K of Quicksilver Resources Inc.

**Previously filed.

*** Filed herewith for the sole purpose of correcting typographical errors.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Quicksilver Resources Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, County of Tarrant, State of Texas on the October 22, 2004.

QUICKSILVER RESOURCES INC.

By:	/s/ Bill Lamkin
Bill Lamkin
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas F. Darden* Thomas F. Darden	Chairman of the Board and Director	October 22, 2004

/s/ Glenn Darden* Glenn Darden	President, Chief Executive Officer and Director	October 22, 2004

/s/ Bill Lamkin Bill Lamkin	Executive Vice President and Chief Financial Officer	October 22, 2004

/s/ D. Wayne Blair* D. Wayne Blair	Vice President and Controller	October 22, 2004

/s/ Steven M. Morris* Steven M. Morris	Director	October 22, 2004

/s/ D. Randall Kent* D. Randall Kent	Director	October 22, 2004

/s/ Anne Darden Self* Anne Darden Self	Director	October 22, 2004

/s/ W. Yandell Rogers, III* W. Yandell Rogers, III	Director	October 22, 2004

/s/ Mark Warner* Mark Warner	Director	October 22, 2004

*By:	/s/ Bill Lamkin
Bill Lamkin
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Second Restated Certificate of Incorporation of Quicksilver Resources Inc. (filed as Exhibit 3.1 to the Company’s Form 8-K, filed August 30, 2004 and included herein by reference).
3.2	Bylaws of Quicksilver Resources Inc. (filed as Exhibit 4.2 to the Company’s Form S-4 File No. 333-66709, filed November 3, 1998 and included herein by reference).
3.3	Amendment to the Bylaws of Quicksilver Resources Inc. adopted on November 30, 1999 (filed as Exhibit 3.4 to the Company’s Form 10-K filed March 27, 2001 and included herein by reference).
3.4	Amendment to the Bylaws of Quicksilver Resources Inc., adopted June 5, 2001 (filed as Exhibit 3.2 to the Company’s Form 10-Q filed August 14, 2001 and included herein by reference).
3.5	Amendment to the Bylaws of Quicksilver Resources Inc., adopted March 11, 2003 (filed as Exhibit 3.8 to the Company’s Form 10-K filed March 26, 2003 and included herein by reference).
4.1	Rights Agreement, dated as of March 11, 2003, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to the Company’s Form 8-A filed March 14, 2003 and included herein by reference).
4.2	Note Purchase Agreement, dated June 27, 2003, between the Company and the Purchasers identified therein (filed as Exhibit 4.2 to the Company’s Form 10-Q filed August 14, 2003 and included herein by reference).
4.3	First Amendment to Note Purchase Agreement, dated as of January 30, 2004, between the Company and the Purchasers identified therein (filed as Exhibit 4.3 to the Company’s Form 10-Q filed May 7, 2004 and included herein by reference).
4.4	Second Amendment to Note Purchase Agreement, dated as of July 28, 2004, among Quicksilver Resources Inc., certain of its subsidiaries listed therein, BNP Paribas, Collateral Agent, and the Purchasers identified therein (filed as Exhibit 4.1 to the Company’s Form 10-Q filed August 6, 2004 and included herein by reference).
4.5*	Form of Deposit Agreement, including form of Depositary Receipt.
4.6*	Form of Common Stock Warrant Agreement.
4.7*	Form of Preferred Stock Warrant Agreement.
5.1**	Opinion of Cantey & Hanger, L.L.P. as to the legality of the securities being registered.
12.1**	Statement of Computation of Ratios to Combined Fixed Charges and Preferred Dividends.
15.1***	Awareness Letter of Deloitte & Touche LLP.
23.1**	Consent of Deloitte & Touche LLP.
23.2	Consent of Cantey & Hanger, L.L.P. (included in Exhibit 5.1).
23.3**	Consent of Schlumberger Data and Consulting Services.
23.4**	Consent of Netherland Sewell & Associates, Inc.
24.1**	Powers of Attorney.

*To be filed by amendment or as an exhibit to a current report on Form 8-K of Quicksilver Resources Inc.

**Previously filed.

*** Filed herewith for the sole purpose of correcting typographical errors.